SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 21, 2003

IDT Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27898	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

N/A

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release of the Registrant issued on July 21, 2003

Item 9.	Regulation FD Disclosure

The information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC release No. 33-8216.

On July 21, 2003, the Registrant issued a press release announcing that it plans to file an amendment to its Annual Report on Form 10-K for the fiscal year ended July 31, 2002 (“Fiscal 2002”) to revise the financial statements and other financial information included therein to consolidate the results of Net2Phone, Inc. for the period beginning on October 23, 2001 through July 31, 2002, and to file amendments to its Quarterly Reports on Form 10-Q for the fiscal year ending July 31, 2003 to revise the Fiscal 2002 comparative information contained therein accordingly. The Registrant noted in the press release that these revisions would not change the Company’s Net Loss or Loss Per Share for any previously reported period. A copy of the press release is attached hereto as Exhibit 99.1. The Registrant expects to file the amendments in the next several weeks.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

Dated: July 22, 2003	By:	/S/ STEPHEN R. BROWN

Stephen R. Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant issued on July 21, 2003

4